Exhibit 10.7
AMENDED AND RESTATED EQUITY INCENTIVE PLAN
OF
BOOZ ALLEN HAMILTON HOLDING CORPORATION
     Booz Allen Hamilton Holding Corporation (the “Company”) hereby adopts this Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, which amends and restates the Equity Incentive Plan of Booz Allen Hamilton Holding Corporation (as amended and restated, the “Plan”). The purposes of this Plan are as follows:
     (1) To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries, who have been or will be given responsibility for the management or administration of the Company’s (or one of its Subsidiaries’) business affairs, by assisting them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.
     (2) To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the exercise of Options, the grant of Restricted Stock or Restricted Stock Units, the grant of Performance Awards, the grant of other Stock-Based Awards or an offer to purchase shares of Company Common Stock.
ARTICLE I.
DEFINITIONS
     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
     Section 1.1 “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan. To the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Administrator shall mean the compensation committee of the Board or such other committee or subcommittee of the Board or the compensation committee as the Board or the compensation committee shall designate, consisting of two or more members, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code.
     Section 1.2 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For the purposes of this Plan, Affiliates of the Company shall include all Principal Stockholders.
     Section 1.3 “Alternative Award” shall have the meaning set forth in Section 13.2.

     Section 1.4 “Applicable Laws” shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
     Section 1.5 “Award” shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Stock Appreciation Right, Dividend Equivalent, Deferred Share Unit or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types in a single grant.
     Section 1.6 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium.
     Section 1.7 “Base Price” shall have the meaning set forth in Section 1.56.
     Section 1.8 “Board” shall mean the Board of Directors of the Company.
     Section 1.9 “Cause” shall mean any of the following: (i) the Participant’s commission of a material act of fraud, embezzlement, misappropriation, misconduct against the Company or any of its Affiliates, or the conviction of, or plea of no contest to, or imposition of unadjudicated probation for any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms) other than as a result of a traffic violation (unless such traffic violation results in a formal sentencing of the Participant to prison time), or the Participant’s commission of a crime or other material act of misconduct that results in such Participant’s loss of any government security clearance that is reasonably necessary to perform his or her material employment-related duties; (ii) the Participant’s willful failure to substantially perform his or her material employment-related duties (other than any such failure resulting from the Participant’s Disability) or the Participant’s willful failure to carry out, or comply with, any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (iii) the Participant’s material violation of any material Company policy as in effect from time to time or material breach of the Participant’s fiduciary duties to the Company or any of its Affiliates; (iv) the Participant’s material breach of the Stockholders Agreement, the Plan, or any exchange agreement, Award Agreement, or employment, non-competition, nondisclosure or non-solicitation agreement between the Company or any of its Subsidiaries and the Participant or (v) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any Affiliate’s) premises or while performing the Participant’s duties and responsibilities; provided that, in the case of clauses (ii), (iii) or (iv), prior to October 1, 2010, such events shall only constitute Cause if not remedied within ten (10) business days (or such longer period as provided below) after receipt of written notice from the Company specifying such failure, violation or breach, as the case may be. The determination as to whether “Cause” has occurred shall be made by the Board, acting in good faith, which shall have the authority to waive the consequences under the Plan in the event of the existence or occurrence of any of the events, acts or omissions constituting “Cause.” The Company must notify a Participant of any event alleged to constitute “Cause” within six months following the Board’s knowledge of its existence or such event shall not constitute “Cause” for purposes of the Plan. A termination for Cause shall be deemed to include a determination following a Participant’s termination of employment for any reason if the circumstances existing prior to such termination would have entitled the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause; provided, however, that this proviso shall not apply if, prior to termination of employment, the Board determined, following conclusion of an investigation, that such termination was not for Cause unless new facts regarding the Participant’s conduct are revealed to the Board following termination of employment that result in a change in the Board’s determination. The ten (10) business day period described above with respect to awards granted prior to October 1, 2010 may be extended for such longer period as the Chief Personnel Officer or, with respect to the Chief Personnel Officer, the Chief Executive Officer shall determine, in his sole discretion.
     Section 1.10 “Change in Control” shall mean the occurrence of any of the following events:
          (a) The acquisition, directly or indirectly, by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) (other than the Company, any Subsidiary, any Principal Stockholder or any Affiliate thereof, an employee benefit plan maintained by the Company, or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) of fifty (50) percent or more of the total combined voting power of the Company’s then outstanding voting securities;
          (b) The merger or consolidation of the Company, as a result of which persons who were shareholders of the Company immediately prior to such merger or consolidation, together with the Principal Stockholders, do not, immediately thereafter, own, directly or indirectly, more than fifty (50) percent of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;
          (c) The liquidation or dissolution of the Company other than a liquidation or dissolution of the Company into a Subsidiary or for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were shareholders of the Company immediately prior to such liquidation or dissolution, together with the Principal Stockholders, continue to own immediately thereafter, directly or indirectly, more than fifty (50) percent of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction; or
          (d) The sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such transaction, Affiliates of the Company, or any employee benefit plan of the Company (other than by way of a transaction that would not be deemed a Change in Control pursuant to clauses (a) or (b) above);
in each case, provided that such event constitutes a “change in control” within the meaning of Section 409A of the Code.

     Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.
     Section 1.11 “Change in Control Price” shall mean the highest price per share of Company Common Stock offered in conjunction with any transaction resulting in a Change in Control.
     Section 1.12 “Code” shall mean the Internal Revenue Code of 1986, as amended.
     Section 1.13 “Company” shall mean Booz Allen Hamilton Holding Corporation, a Delaware corporation, and any successor.
     Section 1.14 “Company Common Stock” shall mean the class A common stock, par value $0.01 per share, of the Company and such other class of stock into which such common stock is hereafter converted or exchanged.
     Section 1.15 “Competitive Activity” shall mean (a) directly or indirectly engaging in or providing, or owning, investing in, managing, joining, operating or controlling, or participating in the ownership, management, operation or control of, or being connected as a director, officer, employee, partner, member, consultant or otherwise with, any business enterprise (whether for profit or not for profit) that is engaged in the business of providing consulting services, either management or technical, staff augmentation, or any related services for any U.S. governmental entity or any other business activities that, as of the date of the Participant’s termination of employment, are directly competitive in any geographic area with the business activities of the Company or any of its divisions, subsidiaries or Affiliates (including any business activities that, to the knowledge of the Participant, the Company or any of its respective divisions, subsidiaries or Affiliates has been planning to engage in prior to the Participant’s termination of employment or service); (b) without the Company’s prior written consent, recruiting for employment with any entity that competes with the Company, or hiring for such entity, any employee of the Company, former employee of the Company, or independent contractor to the Company who left the Company or discontinued providing services to the Company within six (6) months of the termination of the Participant’s employment or (c) directly or indirectly using, disclosing or disseminating to any other Person or otherwise employing Confidential Information, in each case that is not approved in writing by the Administrator, it being understood that direct employment as an employee of (and not as a consultant or advisor to) any U.S. federal, state or local governmental entity shall not be considered a competitive activity. In the event any court of competent jurisdiction shall find that any provision hereof relating to Competitive Activity is not enforceable in accordance with its terms, the court shall reform such provisions such that the provisions shall be enforceable to the maximum extent permissible at law.
     Section 1.16 “Confidential Information” shall mean any and all of three categories of information: (a) confidential proprietary information about the Company’s business including, but not limited to, information that is not readily available to the public, and which concerns the Company’s operations, financial results, plans and compensation structure, strategies, knowledge on-line database, clients, trade secrets, or any other proprietary information; (b) confidential information entrusted to the Company by third parties such as clients (including the U.S.

government and its agencies) or vendors and (c) personally identifiable information received from employees, clients, or third parties (including, but not limited to, names, addresses, Social Security Numbers, background information, credit card or bank information, telephone or facsimile numbers, e-mail addresses and health information), which if misused could result in identity theft, credit card fraud or other serious harm.
     Section 1.17 “Consultant” shall mean any natural Person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.
     Section 1.18 “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 14.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).
     Section 1.19 “Deferred Annual Amount” shall have the meaning set forth in Section 8.1.
     Section 1.20 “Deferred Share Unit” shall mean a unit credited to a Participant’s account in the books of the Company under Article VIII that represents the right to receive Shares of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.
     Section 1.21 “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary of the Company.
     Section 1.22 “Disability” shall mean “disability,” as such term is defined in Section 22(e)(3) of the Code.
     Section 1.23 “Dividend Equivalent” shall mean the right to receive payments in cash or in Shares, based on dividends with respect to Shares.
     Section 1.24 “Effective Date” shall have the meaning set forth in Section 14.9.
     Section 1.25 “Elective Deferred Share Unit” shall have the meaning set forth in Section 8.1.
     Section 1.26 “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.
     Section 1.27 “Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan. A person shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first day immediately following a three (3)-month period from the date the employment relationship is deemed terminated.
     Section 1.28 “Equity Restructuring” shall mean, as determined by the Administrator in its sole discretion, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Company Common Stock (or other securities of the Company) or the share price of Company Common Stock (or other securities) and causes a change in the per share value of the Company Common Stock underlying outstanding Awards.
     Section 1.29 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     Section 1.30 “Fair Market Value” of a Share as of a given date shall be:
          (a) If the Company Common Stock is listed on any established stock exchange or a national market system, the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or, if not so reported, such other source as the Administrator deems reliable;
          (b) If the Company Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Administrator shall determine the Fair Market Value in good faith with reference to the mean between the high bid and low asked prices for a Share on the date of determination and sales prices of securities issued to investors in any recent arm’s length transactions; or
          (c) In the absence of an established market for the Company Common Stock, the Fair Market Value shall be determined in good faith by the Administrator with reference to the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing (which valuation shall be prepared not less frequently than annually) and sales prices of securities issued to investors in any recent arm’s length transactions.
     Section 1.31 “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is designated as an Incentive Stock Option by the Administrator.
     Section 1.32 “Leadership Team” shall mean the group of senior executives of the Company with policy-making functions, as designated by the Chief Executive Officer of the Company.

     Section 1.33 “Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Administrator.
     Section 1.34 “Non-U.S. Awards” shall have the meaning set forth in Section 12.4.
     Section 1.35 “Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.
     Section 1.36 “Option Price” shall have the meaning set forth in Section 4.3.
     Section 1.37 “Optionee” shall mean a Participant to whom an Option or SAR is granted under the Plan.
     Section 1.38 “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.
     Section 1.39 “Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.
     Section 1.40 “Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.
     Section 1.41 “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 7.4 for the purpose of determining the extent to which a Performance Award has been earned or vested.
     Section 1.42 “Performance Share” means an Award granted pursuant to Article VII of the Plan of a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.
     Section 1.43 “Performance Unit” means a dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article VII of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.
     Section 1.44 “Permitted Transfer” shall have the meaning ascribed to such term in the Stockholders Agreement.
     Section 1.45 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.
     Section 1.46 “Plan” shall have the meaning set forth in the Preamble hereto.

     Section 1.47 “Principal Stockholders” shall mean (i) the Initial Carlyle Stockholders (as defined in the Stockholders Agreement) and (ii) any of their Affiliates to which (a) any of the Principal Stockholders identified in clause (i) or any other Person transfers Company Common Stock or (b) the Company issues Company Common Stock.
     Section 1.48 “Public Offering” shall mean the first day as of which (i) sales of Company Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Company Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing or (ii) the Administrator has determined that the Company Common Stock otherwise has become publicly traded for this purpose.
     Section 1.49 “Restricted Stock” shall mean an Award granted pursuant to Section 6.1.
     Section 1.50 “Restricted Stock Unit” shall mean an Award granted pursuant to Section 6.2.
     Section 1.51 “Secretary” shall mean the Secretary of the Company.
     Section 1.52 “Securities Act” shall mean the Securities Act of 1933, as amended.
     Section 1.53 “Service Award” shall mean all Awards that vest solely based on the passage of time or continued service over a fixed period of time.
     Section 1.54 “Service Provider” shall mean an Employee, Consultant or Director.
     Section 1.55 “Share” shall mean a share of Company Common Stock.
     Section 1.56 “Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.
     Section 1.57 “Stock-Based Award” shall have the meaning set forth in Section 9.1.
     Section 1.58 “Stock Purchase Right” shall mean an Award granted pursuant to Section 3.4.
     Section 1.59 “Stockholders Agreement” shall mean that certain agreement by and among each Participant, the Principal Stockholders, the Company and other parties thereto, which contains certain restrictions and limitations applicable to Awards granted under this Plan, as may be amended from time to time. Prior to a Public Offering, if the Participant is not a party to the Stockholders Agreement at the time of grant of an Award of Shares, settlement of an Award, purchase of Company Common Stock pursuant to a Stock Purchase Right or exercise of an Option or SAR (or any portion thereof), the time of grant of such Award, settlement of such Award, purchase of Company Common Stock pursuant to a Stock Purchase Right or, as applicable, the exercise of an Option or SAR shall be subject to the condition that the Participant enter into the Stockholders Agreement with the Company in the form provided to the Participant by the Company.
     Section 1.60 “Subplans” shall have the meaning set forth in Section 12.4.
     Section 1.61 “Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     Section 1.62 “Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a director who is not an Employee of the Company or any of its Subsidiaries, the date upon which such director ceases to be a member of the Board, with respect to a Consultant who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries, and, with respect to an Employee, the date the Participant ceases to be an Employee; provided, that, with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder.
     Section 1.63 “Withholding Taxes” shall mean the statutory minimum of any federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law.
ARTICLE II.
SHARES SUBJECT TO PLAN
     Section 2.1 Shares Subject to Plan.
          (a) Subject to Section 14.1, the aggregate number of Shares which may be issued under this Plan is 2,800,000; provided, however, that subject to Section 2.1(b), no more than 2,800,000 Shares shall be issued in the form of Options under the Plan. The Shares may be authorized but unissued, or reacquired Company Common Stock.
          (b) To the extent that an Award terminates, is forfeited, is repurchased, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, that vested Shares that are repurchased after being issued from the Plan shall not be available for future issuance under the Plan. Additionally, any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its Subsidiaries shall not be counted against Shares available for grant pursuant to this Plan.
     Section 2.2 Individual Award Limitations. Subject to Section 2.1(a) and Section 14.1, the following individual Award limits shall apply to the extent Section 162(m) of the Code is applicable to the Company and the Plan, and for those Awards intended to qualify as performance-based compensation under Section 162(m) of the Code:
          (a) No Participant may receive the right to more than 45,000 Performance Shares, shares of performance-based Restricted Stock and Restricted Stock Units and performance-based Deferred Share Units under the Plan in any one year.
          (b) No Participant may receive the right to Performance Units under the Plan in any one year with a value of more than US $5,000,000 (or the equivalent of such amount denominated in the Participant’s local currency).
          (c) No Participant may receive Options, SARs or any other Award based solely on the increase in value of the Shares on more than 70,000 Shares under the Plan in any one year.
     Section 2.3 Prohibition Against Repricing. From and after a Public Offering, except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) as a result of any Corporate Event, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.
ARTICLE III.
GRANTING OF OPTIONS AND SARS AND SALE OF COMPANY COMMON STOCK
     Section 3.1 Eligibility. Non-Qualified Stock Options and Stock Appreciation Rights may be granted to Service Providers. Subject to Section 3.2, Incentive Stock Options may only be granted to Employees.
     Section 3.2 Qualification of Incentive Stock Options. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
     Section 3.3 Granting of Options and Stock Appreciation Rights to Service Providers.
          (a) Options and Stock Appreciation Rights. The Administrator may from time to time:
               (i) Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;

               (ii) Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and
               (iii) Determine the terms and conditions of such Options and SARs, consistent with the Plan.
Stock Appreciation Rights may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at or after the grant date, Stock Appreciation Rights granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.
          (b) Upon the selection of a Service Provider to be granted an Option or SAR under this Section 3.3, the Administrator shall instruct the Secretary or another authorized officer to issue such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Without limiting the generality of the preceding sentence, but subject to Section 2.3, the Administrator may, subject to applicable securities laws, require as a condition to the grant of an Option or SAR to a Service Provider that the Service Provider surrender for cancellation all or a portion of the unexercised Options or SARs which have previously been granted to him or her. An Option or SAR, the grant of which is conditioned upon such surrender, may have an Option Price or Base Price that is lower (or higher) than the Option Price or Base Price of the surrendered Option or SAR, may cover the same (or a lesser or greater) number of Shares as the surrendered Option or SAR, may contain such other terms as the Administrator deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of Shares, price, period of exercisability or any other term or condition of the surrendered Option or SAR. Subject to Section 14.3 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.
     Section 3.4 Sale of Company Common Stock to Service Providers. The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 3.4 shall be evidenced by a written stock purchase agreement in a form approved by the Board, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 3.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, but not limited to, conditions and restrictions set forth in Section 5.6 below. Shares acquired pursuant to this Section 3.4 prior to a Public Offering shall also be subject to the terms and conditions of a Stockholders Agreement, which shall be entered into with the Participant upon the acquisition of such Shares.

ARTICLE IV.
TERMS OF OPTIONS AND SARS
     Section 4.1 Award Agreement.
          (a) Each Option and each Stock Appreciation Right shall be evidenced by a written Award Agreement, which shall be executed by the Optionee and an authorized officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.
          (b) The Administrator may, at any time, and from time to time, amend the terms of any one or more existing Award Agreements, provided, however, that subject to the provisions of this Plan the rights of an Optionee under an Award Agreement shall not be adversely impaired in any material respect without the Optionee’s written consent. The Company shall provide an Optionee with written notice of any amendment made to such Optionee’s existing Award Agreement.
     Section 4.2 Exercisability and Vesting of Options and Stock Appreciation Rights.
          (a) Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.
          (b) Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.
          (c) The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
          (d) Stock Appreciation Rights granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such Stock Appreciation Rights are associated vest and become exercisable. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.
     Section 4.3 Option Price and Base Price. The per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each Stock Appreciation Right shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.
     Section 4.4 Expiration of Options and SARs. No Option or SAR may be exercised to any extent by anyone after the first to occur of the following events:
          (a) The expiration of ten (10) years from the date the Option or SAR was granted; or
          (b) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.
ARTICLE V.
EXERCISE OF OPTIONS AND SARS
     Section 5.1 Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option or SAR (or any portion thereof) granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.
     Section 5.2 Partial Exercise. At any time and from time to time prior to the time when the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.
     Section 5.3 Manner of Exercise. An exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:
          (a) Subject to any conditions that may be imposed by the Administrator, notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised;
          (b) If the Option or SAR is being exercised prior to a Public Offering, a copy of the Stockholders Agreement signed by the Optionee or Eligible Representative, if applicable;

          (c) (i) With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or
               (ii) With the consent of the Administrator, (A) Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised or
               (iii) With the consent of the Administrator, any form of payment permitted by Applicable Laws and any combination of the foregoing methods of payment.
          (d) Full payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all Withholding Taxes arising in connection with the exercise of the Option or SAR;
          (e) Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars and
          (f) In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.
     Section 5.4 Optionee Representations. The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgements, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including but not limited to that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgements regarding when and to what extent any transfers of such Shares may occur.
     Section 5.5 Settlement of SARs. Unless otherwise determined by the Administrator, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value (based in the case of Shares on Fair Market Value) equal to the amount determined by multiplying:
          (a) any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such Stock Appreciation Right, by
          (b) the number of Shares with respect to which the Stock Appreciation Right is exercised;

          (c) provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a Stock Appreciation Right, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise exceed the excess of the Fair Market Value of the Shares with respect to which the Stock Appreciation Right is exercised over the Fair Market Value of such Shares on the grant date of such Stock Appreciation Right.
     Section 5.6 Conditions to Issuance of Stock Certificates. The Shares issuable and deliverable upon the exercise of an Option or SAR, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company, subject to Section 2.1(b). The Company shall record shares delivered upon exercise of an Option or SAR in the books and records of the Company or a certificate of Shares will be delivered to the Optionee at the Company’s principal place of business as soon as practicable after the Option or SAR is properly exercised or the Company may, in the Administrator’s discretion, retain physical possession of the certificate until such time as the Administrator deems appropriate. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:
          (a) The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;
          (b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;
          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable and
          (d) The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under Applicable Law in connection with the exercise of the Option or SAR.
     The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option or SAR.
     Section 5.7 Rights as Stockholders. The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until such holder has (with respect to Options and SARs exercised prior to a Public Offering) signed a Stockholders Agreement provided by the Administrator and certificates representing such Shares have been issued by the Company to such holder.
     Section 5.8 Transfer Restrictions. Shares acquired upon exercise of an Option or SAR granted prior to a Public Offering shall be subject to the terms and conditions of a Stockholders

Agreement. In addition, the Administrator, in its sole discretion, may impose further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Employee. The Administrator may direct that the certificates evidencing Shares acquired by exercise of an Incentive Stock Option refer to such requirement.
ARTICLE VI.
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS
     Section 6.1 Restricted Stock.
          (a) Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
          (b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.
          (c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
     Section 6.2 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to the terms of this Plan, transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.

     Section 6.3 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan (including but not limited to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Restricted Stock Units have been issued to such Participant or his or her beneficiary.
ARTICLE VII.
PERFORMANCE SHARES AND PERFORMANCE UNITS
     Section 7.1
          (a) Grant of Performance Awards. The Administrator is authorized to make Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.
          (b) Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. Any adjustments to such Performance Goals shall be approved by the Administrator. The Administrator shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. Unless otherwise determined by the Administrator, the Performance Cycle for Performance Shares and Performance Units shall be three (3) years. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
     Section 7.2 Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, including a Corporate Event, as the Administrator shall determine, either at or after the grant date. In addition to the achievement of the specified Performance Goals, the Administrator may, at the grant date, condition payment of Performance Shares and Performance Units on such conditions as the Administrator shall specify. The Administrator may also require the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.
     Section 7.3 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Shares or Performance Units awarded pursuant to the Plan (including but not limited to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant or his or her beneficiary.
     Section 7.4 Performance Goals. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Period or for an Award of Performance Shares or Performance Units to be earned or vested. At the discretion of the Administrator, the Performance Goals may be based upon the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Cycle (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: earnings before interest, taxes, depreciation and amortization, operating earnings, net earnings, income, earnings before interest and taxes, total shareholder return, return on the Company’s assets, increase in the Company’s earnings or earnings per share, revenue growth, share price performance, return on invested capital, operating income, pre- or post-tax, income, net income, economic value added, profit margins, cash flow, improvement in or attainment of expense or capital expenditure levels, improvement in or attainment of working capital levels, return on equity, debt reduction, gross profit, market share, cost reductions, workforce satisfaction and diversity goals, workplace health and safety goals, employee retention, completion of key projects and strategic plan development and/or implementation, job profit or performance against a multiplier; or, for any period of time in which Section 162(m) is not applicable to the Company and the Plan, and at any time in the case of persons who are not “covered employees” under Section 162(m) of the Code, such other criteria as may be determined by the Administrator. Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products. When establishing Performance Goals for a Performance Cycle, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, extraordinary items, capital gains and losses, dividends, Share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of Awards to “covered employees” intended to be performance-based compensation under Section 162(m) of the Code, the Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).
     Section 7.5 Special Rule for Performance Goals. If, at the time of grant, the Administrator intends a Performance Share Award, Performance Unit or other Performance Award to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must establish Performance Goals for the applicable Performance Cycle prior to the 91st day of the Performance Cycle (or by such other date as may be required under Section 162(m) of the Code) but not later than the date on which 25% of the Performance Cycle has lapsed.
     Section 7.6 Negative Discretion. Notwithstanding anything in this Article VII to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 7.9 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized.
     Section 7.7 Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Section 2.1 of the Plan, (i) the Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant (except for a Participant who is a “covered employee” as defined in Section 162(m)(3) of the Code, to the extent Section 162(m) of the Code is applicable to the Company and the Plan) for the year in which the amount paid would ordinarily be deductible by the Company for federal income tax purposes in an amount up to the maximum bonus payable, based on individual performance or any other criteria that the Administrator deems appropriate and (ii) in connection with the hiring of any person who is or becomes a “covered employee” as defined in Section 162(m)(3) of the Code, the Administrator may provide for a minimum bonus amount in any Performance Cycle, regardless of whether the performance objectives are attained.
     Section 7.8 Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.
     Section 7.9 Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be distributed to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator’s certification under Section 7.8 above and in any event no later than the earlier of (i) 2 1/2 months after the end of the fiscal year in which the Performance Cycle expires and (ii) ninety (90) days after the expiration of the Performance Cycle, provided that payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall not be distributed to a Participant until any other conditions on payment of such Awards established by the Administrator have been satisfied. The Administrator shall determine whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s certification under Section 7.8 above. The Administrator shall have the right to impose whatever conditions it deems appropriate with respect to the award or delivery of Shares, including conditioning the vesting of such Shares on the performance of additional service.

     Section 7.10 Newly Eligible Participants. Notwithstanding anything in this Article VII to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.
ARTICLE VIII.
DEFERRED SHARE UNITS
     Section 8.1 Grant. Subject to Article XII, the Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Share Unit under the Plan will be the date on which such freestanding Deferred Share Unit is awarded by the Administrator or on such other future date as the Administrator shall determine in its sole discretion. In addition, subject to Article XII, on fixed dates established by the Administrator and subject to such terms and conditions as the Administrator shall determine, the Administrator may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Share Units (“Elective Deferred Share Units”) equal to the greatest whole number that may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one Share on the date of payment of such compensation and/or annual bonus. Each Award of Deferred Share Units shall be evidenced by an Award Agreement that shall specify (x) the number of Shares to which the Deferred Share Units pertain, (y) the time and form of payment of the Deferred Share Units and (z) such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters and such provisions as may be required pursuant to Section 409A of the Code. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article XII, Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.
     Section 8.2 Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Deferred Share Units awarded pursuant to the Plan (including but not limited to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant or his or her beneficiary.
     Section 8.3 Vesting. Unless the Administrator provides otherwise at or after the grant date, the portion of each Award of Deferred Share Units that consists of freestanding Deferred Share Units, together with any dividend equivalents credited with respect thereto, will be subject to a restriction period of such length and subject to such terms and conditions as determined by the Administrator. In its discretion, the Administrator may establish performance-based vesting conditions with respect to Awards of Deferred Share Units (in lieu of, or in addition to, time-based vesting) based on one or more of the Performance Goals listed in Section 7.4; provided that any Award of Deferred Share Units made to any “covered employee” that is intended to qualify as performance-based compensation under Section 162(m) of the Code shall be subject to the same restrictions and limitations applicable to Awards of Performance Shares and Performance Units under Section 7.5 and Section 7.8, during a Performance Cycle selected by the Administrator. Except as otherwise provided in the applicable Award Agreement or as provided in Section 11.4, the portion of each Award of Deferred Share Units that consists of Elective Deferred Share Units, together with any dividend equivalents credited with respect thereto, shall not be subject to any restriction period and shall be non-forfeitable at all times.
     Section 8.4 Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator, such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.
     Section 8.5 Settlement. Subject to this Article VIII, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, in the Administrator’s discretion, (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of cash and Shares.
ARTICLE IX.
OTHER STOCK-BASED AWARDS
     Section 9.1 Grant of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

ARTICLE X.
DIVIDEND EQUIVALENTS
     Section 10.1 Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date as the Administrator shall determine in its sole discretion. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters; provided that no Dividend Equivalent shall vest or be payable based on the exercise of an Option or SAR.
ARTICLE XI.
TERMINATION AND FORFEITURE
     Section 11.1 Termination for Cause. Unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, if a Participant’s employment or service terminates for Cause, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. Notwithstanding the foregoing, unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, any Award that vested or was paid to the Participant or otherwise settled during the twelve months prior to or any time after the Participant engaged in the conduct that gave rise to the termination for Cause shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Awards or sale of Company Common Stock issued pursuant to such Awards.
     Section 11.2 Termination for Any Other Reason. Unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, if a Participant’s employment or service terminates for any reason other than Cause:
          (a) All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service.
          (b) All Options and SARs that are vested shall remain outstanding until (x) in the case of termination for death or Disability, the first anniversary of the date of the Participant’s death, (y) the 60th day after the date of termination for any reason other than death or Disability or (z) the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate.

     Section 11.3 Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 11.1 or Section 11.4 may apply to such Award.
     Section 11.4 Forfeiture of Awards.
          (a) Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, (x) with respect to any Participant who either knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Administrator or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such Participant shall forfeit and disgorge to the Company (i) any Awards granted or vested and all gains earned or accrued due to the exercise of Options or SARS or sale of any Company Common Stock during the twelve (12)-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any other Awards that vested based on the materially non-complying financial reporting and (y) with respect to any Participant who is a current or former member of the Leadership Team or other executive officer of the Company (as defined under the Securities Exchange Act of 1934) who received incentive compensation under the Plan during the three-year period preceding the date on which the Company is required to prepare such accounting restatement, based on erroneous data, in excess of what would have been awarded or paid to such Participant under such accounting restatement, such Participant shall forfeit and disgorge to the Company such excess incentive compensation.
          (b) Forfeiture under Applicable Laws or Regulations. The Participant shall forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARS or sale of any Company Common Stock to the extent required by Applicable Law or regulations in effect on or after the Effective Date.
          (c) Forfeiture for Competitive Activity. Unless otherwise determined by the Administrator at or after the grant date and set forth in the Award Agreement covering the Award or otherwise in writing, if during or following a Participant’s termination of employment or service with the Company or any of its Subsidiaries the Participant engages in Competitive Activity, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. Notwithstanding the foregoing, any Award that vested or was paid to the Participant or otherwise settled more than twelve (12) months prior to the date the Participant engaged in Competitive Activity, as determined by the Administrator in its sole discretion, shall not be recovered from the Participant. Any Award vested, paid or otherwise settled in the twelve (12) months prior to the date that the Participant engaged in Competitive Activity or at any time thereafter shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Awards or sale of any Company Common Stock issued pursuant to such Awards.

          (d) Forfeiture for Other Misconduct. Unless otherwise determined by the Administrator, if (i) the Participant’s performance is deemed to contribute substantially to the Company or a Subsidiary incurring significant financial losses; (ii) the Participant’s performance is deemed to contribute substantially to a significant downward restatement of any published results of the Company or a Subsidiary; (iii) the Participant engages in conduct that results in or contributes substantially to significant reputational harm to the Company; (iv) the Participant materially breaches or contributes substantially to a material breach of applicable legal and/or regulatory requirements; (v) the Participant engages in conduct that constitutes Cause or (vi) the Participant engages in conduct that results in or contributes substantially to a material breach of the Company’s applicable internal policies and procedures, including without limitation those policies in respect of risk management, compliance, disciplinary and any applicable supervisory practices, the Administrator in its sole discretion may suspend the vesting of any Awards granted (or a portion thereof) and/or require the forfeiture and disgorgement to the Company of any Awards (or a portion thereof) granted or vested during the twelve months prior to or any time after the Participant engaged in such misconduct and all gains earned or accrued due to the exercise of such Awards or sale of any Company Common Stock issued pursuant to such Awards.
     Section 11.5 Pre-Public Offering Awards. The provisions of this Article XI (other than the provisions of Section 11.4(a) and Section 11.4(b)) shall not apply to any Awards granted prior to a Public Offering unless expressly provided otherwise in the Award Agreement.
ARTICLE XII.
ADMINISTRATION
     Section 12.1 Administrator. The Plan shall be administered by the Board or an Administrator appointed by the Board, which Administrator shall be constituted to comply with Applicable Laws.
     Section 12.2 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:
          (a) determine the Fair Market Value;
          (b) determine the type or types of Awards to be granted to each Participant;
          (c) select the Service Providers to whom Awards may from time to time be granted hereunder;
          (d) determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, and all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause. For the purpose of clarification, for such purpose the Board shall be the Administrator of any Award granted to a Director who is not an Employee of the Company or any of its Subsidiaries hereunder, and the Board will therefore determine all matters and questions related to the termination of a Director who is not an Employee of the Company or any of its Subsidiaries as a Service Provider with respect to any Award granted to him or her hereunder;
          (e) determine the number of Awards to be granted and the number of Shares to which an Award will relate;
          (f) approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;
          (g) determine the terms and conditions of any Awards granted hereunder (including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;
          (h) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;
          (i) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;
          (j) suspend or accelerate the vesting of any Award granted under the Plan;
          (k) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan and
          (l) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
     Section 12.3 Compensation, Professional Assistance, Good Faith Actions. The Administrator may receive such compensation for its services hereunder as may be determined by the Board. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator shall be fully protected by the Company with respect to any such action, determination or interpretation.

     Section 12.4 Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.
ARTICLE XIII.
CHANGE IN CONTROL
     Section 13.1 Accelerated Vesting and Payment.
          (a) Accelerated Vesting. Unless the Administrator otherwise determines in the manner set forth in Section 13.1(b) or as otherwise provided in an Award Agreement, upon the occurrence of a Change in Control, (i) all Service Awards shall become immediately vested or exercisable and be settled in shares of Company Common Stock, (ii) each outstanding Performance Award with a Performance Cycle in progress at the time of the Change in Control shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (A) such Participant’s target award opportunity with respect to such Performance Award for the Performance Cycle in question and (B) the percentage of Performance Goals achieved as of the date of the Change in Control (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed), and all other Performance Awards shall be canceled and forfeited upon consummation of the Change in Control and (iii) shares of Company Common Stock underlying all Awards that are vested (as provided in this Section 13.1(a) or otherwise) shall be issued or released to the Participant holding such Award; provided, that, at the discretion of the Administrator (as constituted immediately prior to the Change in Control), each Service Award may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Company Common Stock covered by such Award. Notwithstanding the foregoing, the Administrator may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights, or (y) the Administrator reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.
          (b) Timing of Payments. Payment of any amounts calculated in accordance with Section 13.1(a) shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of common stock of the new employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the new employer shall be determined by the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.
     Section 13.2 Alternative Awards. Notwithstanding Section 13.1, except as otherwise provided in an Award Agreement, no cancellation, termination, acceleration of exercisability or vesting, lapse of any restrictions or settlement or other payment shall occur with respect to any outstanding Award, if the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, with the approval of a majority of the members of the Leadership Team, prior to the Change in Control, that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the new employer, provided, that any Alternative Award must:
          (a) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
          (b) have substantially equivalent economic value to such Award (determined at the time of the Change in Control) and
          (c) have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control,
               (i) all outstanding Service Awards held by a terminated Participant shall become vested and exercisable and any restrictions on such outstanding Service Awards shall lapse and

               (ii) each outstanding Performance Award held by a terminated Participant with a Performance Cycle in progress at the time of both the Change in Control and the termination of employment shall be deemed to be earned and become vested and/or paid out in an amount equal to the product of (x) such Participant’s target award opportunity with respect to such Award for the Performance Cycle in question and (y) the greater of the percentage of Performance Goals (which Performance Goals shall be pro-rated, if necessary or appropriate, to reflect the portion of the Performance Cycle that has been completed) achieved as of the date of the Change in Control and as of the last day of the fiscal quarter ended on or immediately prior to the date of Termination of Service. The portion of any Performance Award that does not vest in accordance with the preceding sentence shall immediately be forfeited and canceled without any payment therefor.
               (iii) Payments. To the extent permitted under Section 14.14, all amounts payable hereunder shall be payable in full, as soon as reasonably practicable, but in no event later than 10 business days, following the Participant’s termination of employment.
     Section 13.3 Section 409A. Notwithstanding anything in Section 13.2, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant material modification (as defined in Section 409A of the Code) of such Award, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 13.1.
     Section 13.4 Pre-Public Offering Awards. The provisions of this Article XIII shall not apply to any Awards granted prior to a Public Offering unless expressly provided otherwise in the Award Agreement.
ARTICLE XIV.
OTHER PROVISIONS
Section 14.1 Changes in Company Common Stock; Disposition of Assets and Corporate Events.
          (a) In the event of any recapitalization (including a leveraged recapitalization), reclassification, stock split, extraordinary dividend, reverse stock split, reorganization, merger, consolidation, acquisition, disposition, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or any disposition of all or substantially all of the capital stock or assets of the Company (including, but not limited to, an Equity Restructuring), exchange of Company Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Company Common Stock or other securities of the Company, the acquisition or disposition of any material assets or business or other similar corporate transaction or event that affects the Company Common Stock (each, a “Corporate Event”) such that an adjustment to the Awards or Plan is determined by the Administrator to be necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

               (i) the number and kind of Shares (or other securities or property) with respect to which an Award may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of Shares which may be issued);
               (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards;
               (iii) the grant or exercise or base price per Share for any outstanding Awards under the Plan;
               (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable financial or other Performance Goals) or
               (v) make such other provision with respect to the holder or holders of outstanding Awards (which may include, without limitation, provision for dividend equivalents or other compensation inside or outside of the Plan);
it being understood that any such adjustment or other provision shall be implemented in such manner as the Administrator determines is necessary to preserve the economic value represented by the Award immediately prior to such event (except that, for the avoidance of doubt, economic value of any Option or SAR need not reflect any value other than the spread value of such Award at such time) and not cause the Award to become subject to the provisions of or any additional taxes, interest or penalties imposed by Section 409A of the Code. All determinations and adjustments made by the Administrator in good faith pursuant to this Section 14.1(a) shall be final and binding on the affected Participants and the Company.
          (b) Subject to Section 14.14, upon the occurrence of a Corporate Event, the Administrator is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is necessary in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, (y) facilitate such Corporate Event or (z) give effect to such changes in laws, regulations or accounting principles:
               (i) The Administrator may provide, on such terms and conditions as it deems appropriate, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, and either automatically or upon the Participant’s request, for either (A) the purchase of any outstanding Award for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the portion of such Award that was vested and exercisable (and such additional portion of the Award as the Administrator may determine) immediately prior to the occurrence of such Corporate Event or (B) the replacement of such vested (and other) portion of such Award with other rights or property selected by the Administrator in its sole discretion;
               (ii) In its sole discretion, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that, if, as of the date of the occurrence of such Corporate Event, the Administrator determines in good faith that no amount would have been obtained upon the vesting or exercise of the Award, then the Award (or any portion thereof) will terminate upon the occurrence of such Corporate Event and cannot vest, be exercised or become payable after such Corporate Event;
               (iii) The Administrator may provide, on such terms and conditions as it deems appropriate, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Award shall be exercisable as to all Shares covered thereby or a specified portion of such Shares, notwithstanding anything to the contrary in (A) Section 4.2 or (B) the provisions of the applicable Award Agreement;
               (iv) In its sole discretion and on such terms and conditions as it deems appropriate, the Administrator may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such Corporate Event, such Award (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices; and
               (v) The Administrator may make adjustments in the number and type of Shares (or other securities or property) subject to the Plan and outstanding Awards (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future.
          (c) With respect to Awards granted prior to a Public Offering, in connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.1(a) and Section 14.1(b), the Administrator will equitably adjust each outstanding Award, which adjustments may include adjustments to the number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, the grant of new Awards to Participants, and/or the making of a cash payment to Participants, as the Administrator deems necessary to reflect such Equity Restructuring. The adjustments provided under this Section 14.1(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company; provided that whether an adjustment is equitable shall be determined in the discretion of the Administrator.
          (d) Any adjustment of an Award pursuant to Section 14.1 shall be effected in compliance with Section 409A of the Code.
          (e) The Administrator may include such further provisions and limitations in any Award Agreement or Stockholders Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.
          (f) To the extent required by the terms of an Award Agreement, the Company shall notify the Participant prior to the date of a Corporate Event.
     Section 14.2 Transferability.

          (a) Awards Not Transferable. Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 14.2 shall prevent transfers by will or by the applicable laws of descent and distribution.
          (b) Transferability of Shares. Prior to the day that is one hundred eighty (180) days (or such shorter or longer period as determined by the managing underwriters to be appropriate in order to avoid a material adverse impact on marketability or price) after the consummation of a Public Offering, no Participant shall without the prior consent of the Administrator transfer any Shares issued pursuant to an Award except for (i) transfers to the Company, (ii) transfers (A) by gift to, or for the benefit of, any member or members of a Participant’s immediate family (which shall include any spouse, or any lineal ancestor or descendant, niece, nephew, adopted child or sibling of him or her or such spouse, niece, nephew or adopted child), (B) to a trust under which the distribution of the Shares may be made only by such Participant and/or such Participant’s immediate family or (C) to a partnership or limited liability company for the benefit of the immediate family of such Participant and the partners or members of which are only such Participant and such Participant’s immediate family or (iii) any transfer of such Shares by a Participant to his or her heirs, executors or legatees by operation of law or court order upon the death or incapacity of such Participant (each such transfer, a “Permitted Transfer”).
     Section 14.3 Amendment, Suspension or Termination of the Plan or Award Agreements.
          (a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 14.1, increase the number of shares of Stock subject to the Plan or the individual Award limitations specified in Section 2.2; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require shareholder approval under Applicable Law.
          (b) Except as provided by Section 14.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 14.1, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 14.3(b).

          (c) No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.
     Section 14.4 Application of Certain Provisions of the Stockholders Agreement to the Awards. The provisions of Section 12 of the Stockholders Agreement shall apply to all Awards granted pursuant to this Plan prior to a Public Offering, regardless of whether the Participant is a party to such agreement or whether any Shares have been issued.
     Section 14.5 Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
     Section 14.6 At-Will Employment. Nothing in the Plan, the Stockholders Agreement or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment or other agreement between the Participant and the Company or any of its Subsidiaries.
     Section 14.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
     Section 14.8 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     Section 14.9 Term of Plan. The Plan originally became effective on November 19, 2008. The Plan, as amended and restated, shall become effective on the date that it is approved by the Board (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Section 14.3, until the tenth anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.
     Section 14.10 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
     Section 14.11 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.
     Section 14.12 Governing Documents. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary of the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.
     Section 14.13 Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, but not limited to, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, but not limited to, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting); and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 14.13 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award granted under this Plan.
     Section 14.14 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan, any Award Agreement or the Stockholder’s Agreement to the contrary, if a Service Provider is a Specified Employee (under any Company Specified Employee policy in effect at the time of the Service Provider’s Separation from Service (as defined below) or, if no such policy is in effect, as defined in Section 409A of the Code) any payment required to be made to a Service Provider hereunder upon or following his or her Separation from Service (as such term is defined in Section 409A of the Code) shall be delayed until after the six-month anniversary of the Service Provider’s Separation from Service to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten-day period following the six-month anniversary of the Separation from Service.
     Section 14.15 Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to 8283 Greensboro Drive, McLean, VA 22102 to the attention of the Law Department or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.
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